UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 27, 2011

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	6,880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment No. 1 to the Credit Agreement Dated as of April 30, 2011

On June 27, 2011, Terex Corporation (“Terex” or the “Company”) entered into an amendment (the “Amendment”) to its Credit Agreement dated as of April 30, 2011 (the “Credit Agreement”), with the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent.

The Amendment provides as follows:

A.The minimum required levels of the interest coverage ratio, as defined in the Credit Agreement, are revised as set forth below.

Period	Old Ratio	New Ratio
Funding Date (as defined in the Credit Agreement) through and including June 30, 2011	1.25 to 1.00	1.40 to 1.00
July 1, 2011 through and including September 30, 2011	1.75 to 1.00	1.40 to 1.00
October 1, 2011 through and including December 31, 2011	1.75 to 1.00	1.60 to 1.00
January 1, 2012 through and including March 31, 2012	1.75 to 1.00	2.00 to 1.00
Thereafter	1.75 to 1.00	2.50 to 1.00

B.    The maximum permitted levels of the senior secured leverage ratio, as defined in the Credit Agreement, are revised as set forth below.

Period	Old Ratio	New Ratio
Funding Date through and including September 30, 2011	3.50 to 1.00	4.00 to 1.00
October 1, 2011 through and including December 31, 2011	3.50 to 1.00	3.50 to 1.00
January 1, 2012 through and including March 31, 2012	3.50 to 1.00	3.00 to 1.00
April 1, 2012 through and including June 30, 2012	3.50 to 1.00	2.50 to 1.00
July 1, 2012 through and including September 30, 2012	3.50 to 1.00	2.25 to 1.00
October 1, 2012 through and including September 30, 2013	3.00 to 1.00	2.25 to 1.00
Thereafter	2.50 to 1.00	2.25 to 1.00

C.    The interest rates charged for the term loans issued under the Credit Agreement are increased by 75 basis points.

D.     There were certain other technical changes.

Certain of the lenders, or their affiliates, under the Amendment are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Incremental Revolving Credit Assumption Agreement

On June 28, 2011, the Company and certain of its subsidiaries entered into an Incremental Revolving Credit Assumption Agreement relating to the Credit Agreement with the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent (the “Incremental Revolving Agreement”).

Pursuant to the Incremental Revolving Agreement, revolving credit commitments have been provided to Terex and its subsidiaries in an aggregate amount of $500 million, consisting of domestic revolving credit commitments in an aggregate amount equal to $250 million and multicurrency revolving credit commitments in an aggregate amount equal to $250 million. As a result, the Company now has $750 million in term loan commitments and $500 million in revolving credit commitments under the Credit Agreement.

In addition, pursuant to the Incremental Revolving Agreement, the following subsidiaries have been added as borrowers under the Credit Agreement: New Terex Holdings UK Limited as the U.K. borrower, Terex International Financial Services Company as the European borrower, Terex Lifting Australia Pty Ltd as the Australian borrower and Terex Italia S.r.l. as the Italian borrower.

Certain of the lenders, or their affiliates, under the Incremental Revolving Agreement are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

The foregoing summary is qualified in its entirety by reference to the Incremental Revolving Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits

10.1    Amendment No. 1 dated as of June 27, 2011, to the Credit Agreement dated as of April 30, 2011, among Terex Corporation, the Lenders named therein and Credit Suisse AG, as Administrative Agent and Collateral Agent.

10.2    Incremental Revolving Credit Assumption Agreement dated as of June 28, 2011, relating to the Credit Agreement dated as of April 30, 2011, among Terex Corporation, certain of its subsidiaries, the Lenders named therein and Credit Suisse AG, as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2011

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel